                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Remedy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [REMEDY LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 26, 2000

     The Annual Meeting of Stockholders of Remedy(R) Corporation (the "Company") will be held at the Company's offices at 1505 Salado Drive, Mountain View, CA 94043 on Friday, May 26, 2000, at 4:00 p.m., local time, for the following purposes:

     1. To elect five directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000;

     3. To approve an amendment to the 1995 Stock Option/Stock Issuance plan, including an increase to the number of shares available, as set forth in the accompanying proxy; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 31, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's principal executive offices located at 1505 Salado Drive, Mountain View, California 94043 during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                      [/s/ LAWRENCE L. GARLICK]
                                          LAWRENCE L. GARLICK
                                          Chairman of the Board and
                                          Chief Executive Officer
Mountain View, California
April 17, 2000

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                 [REMEDY LOGO]
                               1505 Salado Drive
                        Mountain View, California 94043

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 26, 2000

                            ------------------------

                              GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of Remedy Corporation, a Delaware corporation ("Remedy" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices at 1505 Salado Drive, Mountain View, California 94043, on May 26, 2000, and at any adjournment or postponement of the Annual Meeting. These proxy solicitation materials were first mailed on or about April 17, 2000 to all stockholders entitled to vote at the Annual Meeting.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 31, 2000, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 30,793,431 shares of Common Stock outstanding. Each stockholder of record on March 31, 2000 is entitled to one vote for each share of Common Stock held by such stockholder on such date. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted towards a nominee's total. Stockholders may not cumulate votes in the election of directors.

     Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 requires the affirmative vote of a majority of those shares present, in person or represented by proxy, and voted either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

     Proposal 3. Approval of the adoption of the amendment to the company's 1995 Stock Option/Stock Issuance Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and 3 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. to assist in the solicitation of proxies, for which it will receive a fee from the Company of approximately $5,500, plus out-of-pocket expenses. In addition, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telecopy or telegram. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Company currently has authorized six directors. At the Annual Meeting, five directors are to be elected to serve until the Company's next Annual Meeting or until their successors are elected and qualified. The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of April 1, 2000, their positions and offices held with the Company and certain biographical information are set forth below. Each Nominee for election has agreed to serve if elected, and management has no reason to believe that any Nominee will be unavailable to serve. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Nominees named below. The five Nominees receiving the highest number of affirmative votes of the shares represented and voting on this proposal at the Annual Meeting will be elected directors of the Company.

                                           YEAR FIRST         POSITIONS & OFFICES
              NAME                AGE   ELECTED DIRECTOR     HELD WITH THE COMPANY
              ----                ---   ----------------     ---------------------
Lawrence L. Garlick.............  51          1990         Chairman of the Board and
                                                           Chief Executive Officer
David A. Mahler.................  43          1990         Director
Sheri Anderson..................  45          1999         Director
Harvey C. Jones, Jr.(1)(2)......  47          1994         Director
John F. Shoch(1)(2).............  51          1991         Director

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     Mr. Garlick co-founded the Company in November 1990. Since that time he has served as Chairman of the Board and Chief Executive Officer of the Company. From September 1984 to June 1990, Mr. Garlick was employed by Sun Microsystems, Inc., a manufacturer of computer workstations, most recently as Vice President of Distributed Systems. Mr. Garlick holds B.S.E.E. and M.S.E.E. degrees in computer engineering from Stanford University.

     Mr. Mahler co-founded the Company in November 1990 and has been a director of the Company since that time. In addition, from March 1995, until February 1999 Mr. Mahler served as Vice President, Business Development of the Company. From December 1997 through March 1998, Mr. Mahler served as the acting Vice President, Worldwide Sales of the Company. From November 1990 to June 1995, Mr. Mahler served as Vice President, Marketing of the Company. From November 1990 to March 1993, Mr. Mahler also served as Chief Financial Officer of the Company. From November 1978 to October 1990, Mr. Mahler was employed by Hewlett-Packard Company, a manufacturer of computers and related products, most recently as product marketing manager. Mr. Mahler holds a B.S. degree in computer science from Case Western Reserve University.

     Ms. Anderson has been a director of the company since November 1999. Ms. Anderson is the Senior Vice President and Chief Information Officer of Novell Corporation. Prior to joining Novell in 1995, Ms. Anderson served as Senior Vice President of Charles Schwab & Company's IS department. Ms. Anderson holds a B.A. degree in economics from Stanford University.

     Mr. Jones has been a director of the Company since November 1994. Mr. Jones served as the Chairman of the Board of Synopsys, Inc. ("Synopsys"), an electronic design automation company, from January 1993 until February 1998. Mr. Jones also served as Chief Executive Officer of Synopsys from December 1987 until January 1994 and as President of Synopsys from December 1987 until January 1993. Mr. Jones currently serves on the Board of Directors of Synopsys, Inc., Nvida Corp., Simplex Solutions, Molecular Applications Group, Crossbow Technology, Tensilica and SteelEye Technology Inc. Mr. Jones holds a B.S. degree in mathematics and computer science from Georgetown University and an M.S. degree in management from the Massachusetts Institute of Technology.

     Mr. Shoch has been a director of the Company since January 1991. Since 1985, Mr. Shoch has been a general partner at Asset Management Company, a venture capital management firm. Mr. Shoch currently serves on the Board of Directors of Conductus, Inc. Mr. Shoch holds a B.S. in political science and a M.S. and a Ph.D. in computer science from Stanford University.

     Mr. Swartz has elected not to stand for re-election.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1999, the Board of Directors held 5 meetings. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. During such year the Board of Directors had an Audit Committee and a Compensation Committee.

     During the fiscal year ended December 31, 1999, the Audit Committee held 4 meetings. The Audit Committee currently consists of two directors, Messrs. Jones and Shoch. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls.

     During the fiscal year ended December 31, 1999, the Compensation Committee held 6 meetings, and acted by written consent on 23 occasions. The Compensation Committee currently consists of two directors, Messrs. Jones, and Shoch. The Compensation Committee is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers and administering the Company's 1995 Stock Option/Stock Issuance Plan and the Company's Employee Stock Purchase Plan.

     The Company currently has no standing Nominating Committee. Nominations for election of directors at the Annual Meeting were made by the full Board of Directors of the Company.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. Non-employee Board members are eligible to receive automatic option grants under the Company's 1995 Non-Employee Directors Stock Option Plan (the "Directors Option Plan"). As of March 31, 2000, there were four non-employee Board members eligible to participate in the Directors Option Plan. Under the Directors Option Plan, 450,000 shares of Common Stock had been reserved for option grants to the non-employee directors. Each individual who first is elected or appointed as a non-employee Board member will receive an option grant to purchase 20,000 shares of Common Stock, provided such individual had not previously been granted an option. In addition, at each Annual Stockholders Meeting, beginning with the 1998 Annual Meeting, each individual who has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 10,000 shares of Common Stock and an additional option grant to purchase 5,000 shares of Common Stock for each committee assignment. The option price for each option grant under the Directors Option Plan will be equal to the fair market value per share of Common Stock on the automatic grant date and each automatic option grant will be immediately exercisable for all of the option shares. The shares purchasable under the option will be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to vesting. Each grant shall vest in 48 equal monthly installments from the grant date. The option will remain exercisable for a 6-month period following the optionee's termination of service as a Board member for any reason other than death and for a 12-month period following the optionee's termination of service as a Board member due to death. The option shares will become fully vested in the event of a Corporate Transaction or a Change in Control. The option shares will become vested in the event of the optionee's cessation of Board service by reason of death or disability as if he or she remained in service through the next Annual Meeting. Upon the occurrence of a hostile tender offer, the optionee will have a thirty (30) day period in which to surrender to the Company each automatic option that has been in effect for at least six (6) months in return for a cash distribution from the Company in an amount per canceled option share (whether or not the optionee is otherwise vested in those shares) equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share. Pursuant to the terms of the Directors Option Plan in effect at that time, on May 27, 1999 automatic grants of options to purchase 20,000 shares of Common Stock each were made to Messrs. Jones and Shoch, and an automatic grant of options to purchase 15,000 shares of Common Stock was made to Mr. Swartz at an exercise price of $19.375 per share. In connection with the 2000 Annual Meeting, Messrs. Jones, Mahler, Shoch and Ms. Anderson will each receive automatic grants of options to purchase 10,000 shares of Common Stock, plus 5,000 shares for each committee on which such individual serves.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 2000 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and the executive officers named in the "Executive
Compensation -- Summary Compensation Table," and (iii) all current directors and executive officers as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                              SHARES OF COMMON STOCK
                                                               BENEFICIALLY OWNED(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENTAGE
                      BENEFICIAL OWNER                         SHARES      OWNERSHIP
                      ----------------                        ---------    ----------
Lawrence L. Garlick(2)......................................  2,963,299        9.6%
  Chairman of the Board and
  Chief Executive Officer
  1505 Salado Drive
  Mountain View, CA 94043
Capital Group Companies, Inc. ..............................  2,886,200        9.3%
  333 South Hope Street, 55th Floor
  Los Angeles, CA 90071
Richard P. Allocco(3).......................................     58,001          *
Sheri Anderson(4)...........................................     20,000          *
  Director
Michael L. Dionne(5)........................................     64,583          *
Ron Fior(6).................................................     22,497          *
Harvey C. Jones, Jr.(7).....................................    160,000          *
  Director
David A. Mahler(8)..........................................    936,947        3.0%
  Director
Matthew R. Miller(9)........................................     57,111          *
Gary Oliver(10).............................................     27,291          *
John F. Shoch(11)...........................................    170,000          *
  Director
All current directors and executive officers as a group (11
  persons)(12)..............................................  4,504,414       14.6%

---------------
  *  Less than one percent

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Includes 390,599 shares subject to currently exercisable options or options exercisable within 60 days.

 (3) Includes 56,878 shares subject to currently exercisable options or options exercisable within 60 days.

 (4) Includes 20,000 shares subject to currently exercisable options or options exercisable within 60 days.

 (5) Includes 64,583 shares subject to currently exercisable options or options exercisable within 60 days.

 (6) Includes 20,915 shares subject to currently exercisable options of options exercisable within 60 days.

 (7) Includes 130,000 shares subject to currently exercisable options or options exercisable within 60 days.

 (8) Includes 10,000 shares subject to currently exercisable options or options exercisable within 60 days.

 (9) Includes 57,111 shares subject to currently exercisable options or options exercisable within 60 days.

(10) Includes 27,291 shares subject to currently exercisable options or options exercisable within 60 days.

(11) Includes 85,000 shares subject to currently exercisable options or options exercisable within 60 days.

(12) Includes all shares described in notes (2) - (11) above and 24,686 additional shares subject to currently exercisable options or options exercisable within 60 days.

                         COMPENSATION COMMITTEE REPORT

REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Board of Directors, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1999.

  Purpose of the Compensation Committee

     The Compensation Committee (the "Committee") of the Remedy Corporation Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and other executive officers of the Company and to administer the Company's 1995 Stock Option/Stock Issuance Plan, under which grants may be made to such officers and other key employees, and the Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the Chief Executive Officer and other executive officers and certain other key employees each fiscal year. The Committee is comprised entirely of outside directors who have never served as officers of the Company.

     For the 1999 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based upon the Committee's subjective judgment. Among the factors considered by the Committee were the recommendations of the Chief Executive Officer with respect to the compensation of the Company's executive officers. However, the Committee made the final compensation decisions concerning such officers.

  General Compensation Policy

     The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon increasing stockholder value and individual performance against defined objectives. It is the Committee's objective to have compensation be highly competitive with comparable talent at comparable public software companies (the "Peer Companies"). Compensation should include a meaningful equity in the Company, which strengthens the mutuality of interests between the executive officers and the stockholders. Each executive officer's compensation package will generally comprise three elements: (i) base salary, (ii) cash incentive bonuses, and (iii) long-term stock-based incentive awards.

     In preparing the performance graph for this Proxy Statement, the Company has selected the Hambrecht and Quist Software Index for the peer group comparisons. The companies included in the H&Q Index will not necessarily be the same as the Peer Companies to be used by the Company as a reference in setting compensation levels in future years, as compensation information for one or more of such companies may not be available or the constituent members of the Hambrecht and Quist Software Index may not be competitive with the Company for executive talent. In addition, certain companies may be included in the Peer Companies, even though they are not included in the H&Q Index, to the extent the Company competes for executive talent with those companies.

  Base Salary

     The base salary for each executive officer is set on the basis of personal performance and a review of comparable positions at the Peer Companies. The level of base salary set for such executive officers to date has been comparable to the average of the surveyed compensation data for the Peer Companies.

  Annual Incentive Compensation

     Each year the Committee will establish a set of objectives for each executive officer, some based on Company performance and some based on achievement of individual objectives. At the end of the fiscal year, the Committee evaluates the objectives to determine whether the specified objectives were met and they determine whether extraordinary accomplishments should be considered in determining the bonus award. If the company fails to meet a minimum threshold of financial performance set yearly in the Executive Compensation Plan, all bonuses become discretionary based on extraordinary accomplishments. For 1999, the minimum financial threshold was met of corporate bookings of $209 million and earnings per share of $0.95, and discretionary bonuses were paid based on 1999 performance that was exceptional in three categories: revenue growth, bringing new products to market, and creating the foundation for future growth.

  Long-Term Incentive Compensation

     During fiscal 1999, the Committee, in its discretion, made option grants to Messrs. Garlick, Allocco, Davis, Dionne, Fior, Oliver and Miller under the 1995 Stock Option/Stock Issuance Plan. Generally, the size of each grant was set at a level that the Committee deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual's potential for increasing long-term shareholder value, the individual's current position with the Company, option grants awarded to individuals in comparable positions in comparable public software companies, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual at the Committee's discretion.

     The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option generally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

  CEO Compensation

     The annual base salary for Mr. Garlick, the Company's Chairman of the Board and Chief Executive Officer, was established by the Committee on March 23, 2000 for the period January 1 to December 31, 2000. The Committee's decision was made primarily on the basis of the Committee's subjective evaluation of Mr. Garlick's personal performance of his duties as measured by the company's performance. Mr. Garlick's base salary is below the 50th percentile of the surveyed data for the Peer Companies.

     The remaining cash components of the Chief Executive Officer's 1999 fiscal year incentive compensation were entirely dependent upon financial performance and a measure of individual objectives and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan as for all other officers. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on Company performance and individual objectives. For 1999, the

Chief Executive officer's performance incentive was based on the degree of achievement of the corporate revenue goal of $209 million, and to a lesser extent, earnings per share goal of $0.95. Each and every year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue growth, earnings per share and profitability. The option grant made to the Chief Executive Officer during the 1999 fiscal year was based upon his potential for increasing long-term shareholder value and intended to place a significant portion of his total compensation at risk. His options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

  Tax Limitation

     Under the federal tax laws, a publicly held company such as Remedy Corporation will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. It is not expected that the compensation to be paid to the Company's executive officers for the 2000 fiscal year will exceed the $1 million limit per officer. In order to qualify option grants under the Company's 1995 Stock Option/Stock Issuance Plan for an exemption available to performance-based compensation, the stockholders have approved certain provisions of the Plan, including a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options each calendar year over the term of the Plan. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1995 Stock Option/Stock Issuance Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                          COMPENSATION COMMITTEE

                                          Harvey C. Jones, Jr.
                                          John F. Shoch

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in November, 1994 and the current members of the Compensation Committee are Messrs. Jones, and Shoch. None of the members of the Compensation Committee was at any time during the 1999 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between March 17, 1995 (the date the Company's Common Stock commenced public trading) and December 31, 1999, with the cumulative total return of (i) the S&P 500 Index and (ii) the Hambrecht & Quist Software Index, over the same period. This graph assumes the investment of $100.00 on March 17, 1995 in the Company's Common Stock, the S&P 500 Index and the Hambrecht & Quist Software Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Standard and Poor's, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG REMEDY CORPORATION,
           THE S&P 500 INDEX AND THE HAMBRECHT & QUIST SOFTWARE INDEX

                                                         REMEDY                                             HAMBRECHT & QUIST
                                                       CORPORATION                   S&P 500                COMPUTER SOFTWARE
                                                       -----------                   -------                -----------------
3/17/95                                                    100                         100                         100
12/95                                                      174                         127                         124
12/96                                                      474                         156                         151
12/97                                                      185                         208                         183
12/98                                                      123                         267                         239
12/99                                                      418                         323                         544

     The Company effected its initial public offering on March 16, 1995 at a per share price of $7.67 (as adjusted to reflect the March 1996 and October 1996 stock dividends). The graph above commences with the first trading day closing price ($11.33) (as adjusted to reflect the March 1996 and October 1996 stock dividends). Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the other five most highly compensated executive officers (the "Named Officers") whose compensation for the fiscal year ended December 31, 1999 exceeded $100,000 for services rendered in all capacities to the Company during the last three fiscal years.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                    ANNUAL COMPENSATION         ------------------
                                               -----------------------------        SECURITIES
     NAME AND PRESENT PRINCIPAL POSITION       YEAR    SALARY(1)     BONUS      UNDERLYING OPTIONS
     -----------------------------------       ----    ---------    --------    ------------------
Lawrence L. Garlick..........................  1999    $312,410     $154,000          60,000
  Chairman of the Board and                    1998    $235,000     $ 35,250          75,000
  Chief Executive Officer                      1997    $220,000     $ 13,200          60,000
Richard P. Allocco...........................  1999    $220,000     $105,600          40,000
  Vice President and General Manager           1998    $167,435     $ 40,000         125,000
  Of Worldwide Customer Services               1997    $     --     $     --              --
Michael Dionne...............................  1999    $247,275     $145,000          30,000
  Senior Vice President,                       1998    $188,462     $ 93,750         200,000
  Worldwide Sales                              1997    $     --     $     --              --
Ron Fior.....................................  1999    $210,000     $100,800          25,000
  Vice President, Finance & Operations,        1998    $ 66,025     $ 16,000         100,000
  Chief Financial Officer                      1997    $     --     $     --              --
Matthew R. Miller............................  1999    $230,000     $103,500          40,000
  Vice President and General Manager           1998    $190,000     $ 38,000         150,000
  Of Core Products                             1997    $165,000     $ 85,375          30,000
Gary Oliver..................................  1999    $162,500     $193,800(2)       85,000
  Vice President and General Manager           1998    $     --     $     --              --
  Of eBusiness Infrastructure Products         1997    $     --     $     --              --

---------------
(1) Salary includes amounts deferred under the Company's 401(k) Plan.

(2) Mr. Oliver commenced employment on March 1, 1999; includes $15,000 signing bonus.

     The following table sets forth further information regarding individual grants of options for the Company's Common Stock during fiscal 1999 to the Named Officers. Such grants were made pursuant to the Company's 1995 Stock Option/Stock Issuance Plan. In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

     Except for the limited stock appreciation rights described in Footnote (1) below, which form part of certain option grants made to each Named Officer, no stock appreciation rights were granted to such officers during the 1999 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS(1)
                           -------------------------------------------------------------------------------------
                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                              % OF TOTAL                                   ANNUAL RATES OF STOCK
                              NUMBER OF        OPTIONS                                      PRICE APPRECIATION
                             SECURITIES       GRANTED TO      EXERCISE OR                   FOR OPTION TERM(2)
                             UNDERLYING      EMPLOYEES IN     BASE PRICE      EXPIRATION   ---------------------
          NAME             OPTIONS GRANTED   FISCAL YEAR    PER SHARE($)(3)      DATE       5%($)       10%($)
          ----             ---------------   ------------   ---------------   ----------   --------   ----------
Lawrence L. Garlick......      60,000            1.80%           14.13         03/26/09    532,988    1,350,697
Richard P. Allocco.......      40,000            1.20%           14.13         03/26/09    355,325      900,464
Michael Dionne...........      30,000             .90%           14.13         03/26/09    266,494      675,348
Ron Fior.................      25,000             .80%           14.13         03/26/09    222,078      562,790
Matthew R. Miller........      40,000            1.20%           14.13         03/26/09    355,325      900,464
Gary Oliver..............      85,000            2.60%           14.13         03/26/09    752,715    1,906,177

---------------
(1) Each of the options listed in the table was granted 10 years prior to the expiration date listed above. The options granted to Mr. Garlick, Mr. Allocco, Mr. Dionne, Mr. Fior and Mr. Miller with an expiration date of

    March 26, 2009 become exercisable in a series of equal monthly installments over a period of 48 months. The stock option granted to Mr. Oliver for 85,000 shares becomes exercisable to the extent of 25% after one year from 3/1/99 and the remainder in a series of equal monthly installments over a period of 36 months. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring entity or its parent corporation assumes the outstanding options. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 18 months following the transaction.

(2) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3) The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

     The following table sets forth, for each of the Named Officers, the number of shares acquired on exercise and the year-end value of unexercised options.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                           SHARES        VALUE         OPTIONS AT FY-END(#)              AT FY-END($)(2)
                         ACQUIRED ON   REALIZED     ---------------------------    ---------------------------
         NAME             EXERCISE       $(1)       EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
         ----            -----------   ---------    -----------   -------------    -----------   -------------
Lawrence L. Garlick....         0              0      407,790        105,210       14,975,744      2,907,854
Richard P. Allocco.....    14,600        393,288       51,857         98,543        1,598,840      3,077,660
Michael Dionne.........    30,000        770,845       42,500        157,500        1,182,813      4,497,813
Ron Fior...............    25,000        779,530       11,979         88,021          430,333      3,279,042
Matthew R. Miller......    50,000      1,297,605       33,733        106,267        1,055,897      3,327,288
Gary Oliver............         0              0            0         85,000                0      2,826,250

---------------
(1) Market price less exercise price on date of exercise.

(2) Market value of underlying securities at fiscal year ended December 31, 1999 ($47.375) minus the exercise price.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     None of the Company's executive officers have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

     The Compensation Committee has the authority under the 1995 Stock Option/Stock Issuance Plan to provide for the acceleration of options and the vesting of the shares of Common Stock subject to the outstanding options held by the Chief Executive Officer and the Company's other executive officers under that Plan.

             PROPOSAL NO. 2 -- RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended December 31, 1992.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

    PROPOSAL NO. 3 -- AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN

     The Remedy Corporation 1995 Stock Option/Stock Issuance Plan (the "Option Plan") was created in order to assist the Company in the recruitment, retention and motivation of key employees who are experienced, highly qualified and in a position to make material contributions to the Company's success. The limited numbers of skilled and experienced employees in this industry are in demand by a growing number of employers. The Company believes that stock options are critical in attracting and retaining these key contributors.

     The stockholders are being asked to vote on a proposal to approve an amendment to the Option Plan to provide for an increase in the share reserve in 2001. The proxy holders intend to vote all proxies received by them FOR the Amendment to the Option Plan.

     The Option Plan was adopted on January 17, 1995, approved by the stockholders on February 21, 1995, to become effective on March 17, 1995 as a successor to the 1991 Stock Option and Restricted Stock Plan ("Predecessor Plan"). The Board and the stockholders approved an amendment to the Option Plan on May 21, 1997 and again on May 28, 1998 to provide for automatic annual increases in the share reserve in 1997, 1998, 1999 and 2000 and to make certain other changes. The Board of Directors believes that option grants and the stock issuances under the Option Plan play an important role in the Company's efforts to attract, employ and retain employees, directors, and consultants of outstanding ability. The principal terms and provisions of the Option Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the executive offices in Mountain View, California.

     Structure. The Option Plan is divided into (i) the Option Grant Program under which eligible persons may, at the discretion of the Committee, be granted options to purchase shares of Common Stock at an exercise price not less than 85% of their fair market value on the grant date and (ii) the Stock Issuance Program, under which such persons may, in the Committee's discretion, be issued shares of Common Stock directly through the purchase of such shares at a price not less than eighty-five percent (85%) of their fair market value at the time of their issuance or as a bonus tied to the performance of services.

     Administration. The Compensation Committee of the Board, which is comprised of two (2) or more Board members, administers the Option Plan. Committee members serve for such period of time as the Board may determine. No Board member may serve on the Committee if he or she has received an option grant or stock award under the Option Plan or under any other stock plan of the Company or its parent or subsidiary corporations within the twelve (12) month period preceding his or her appointment to the Committee, other than grants under the Company's 1995 Non-Employee Directors Stock Option Plan. The Option Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of Federal securities laws by the Board or a secondary committee comprised of one or more Board members.

     The Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Option Plan) to determine the eligible individuals who are to receive grants under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, the maximum term for which the option is to remain outstanding, whether the granted option will be an incentive stock option ("Incentive Option") that satisfies the requirements of Code section 422 or a non-statutory option not intended to meet such requirements, and the remaining provisions of the option grant.

     Eligibility. Employees (including officers), consultants and independent contractors who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) and non-employee members of the board of directors of any parent or subsidiary corporation are eligible to receive option grants or stock issuances under the Option Plan. Non-employee members of the Board are eligible solely for automatic grants under the 1995 Non-Employee Directors Stock Option Plan.

     As of April 1, 2000, approximately 1,065 persons (including seven officers)were eligible to participate in the Option Plan.

     Securities Subject to Option Plan. The maximum number of shares of Common Stock that may be issued over the term of the Option Plan is 19,410,749 shares. This reserve includes an increase of 2,959,848 shares of Common Stock on January 1, 1996 pursuant to a 5% automatic increase approved by the stockholders upon adoption of the Option Plan. On January 1, 1997 and January 1, 1998, 1,553,932 and 3,068,643 shares of Common Stock were added respectively to the pool pursuant to a 10% automatic increase approved by the stockholders at the last Annual Meeting. On January 1, 1999 and January 1, 2000, 1,751,925 and 1,940,400 shares of Common Stock were added respectively. The amendment to the Option Plan that is the subject of this Proposal No. 3 provides for a 4.75% increase. Therefore, assuming that the stockholders approve the amendment, the number of shares of Common Stock available for issuance under the Option Plan would automatically increase on the first trading day of the 2001 by an amount equal to four and three quarters percent (4.75%) of the shares of Common Stock and Common Stock equivalents outstanding on December 31, 2000; the increase may not exceed 4,000,000 shares.

     No one person participating in the Option Plan may receive options and direct stock issuances for more than 1,200,000 shares of Common Stock per calendar year.

     Should an option expire or terminate for any reason prior to exercise in full, including options incorporated from the Predecessor Plan, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

                              OPTION GRANT PROGRAM

     Price and Exercisability. The option exercise price per share in the case of an Incentive Option may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date and, in the case of a non-statutory option, eighty-five percent (85%) of the fair market value of the Common Stock on the grant date. Options granted under the Option Grant Program become exercisable at such time or times and during such period as the Committee may determine and set forth in the instrument evidencing the option grant.

     The exercise price may be paid in cash, by check made payable to the Company or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion.

     No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

     Termination of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally during such limited period be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at anytime, thereby accelerating the vesting of the shares subject to the canceled rights.

     Limited Stock Appreciation Rights. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, at the discretion of the Committee, be granted limited stock appreciation rights in connection with their option grants under the Option Plan. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be canceled, to the extent exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price.

                             STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

     The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Committee will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Option Plan.

                               GENERAL PROVISIONS

     Acceleration of Options/Termination of Repurchase Rights. Upon the occurrence of either of the following transactions (a "Corporate Transaction"):

     (i) the sale, transfer, or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

     (ii) merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction, each outstanding option under the Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent), (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

     Also upon a Corporate Transaction, the Company's outstanding repurchase rights will terminate automatically unless assigned to the successor corporation.

     Any options that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Company's outstanding repurchase rights that do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the involuntary termination.

     Upon the occurrence of the following transactions ("Change in Control"):

     (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than fifty percent (50%) of the Company's outstanding voting stock without the Board's recommendation, or

     (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest, to be comprised of individuals who (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for selection as Board members by the continuing Board members, the Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights. The Committee also has the discretion to terminate the Company's outstanding repurchase rights upon the subsequent termination of the optionee's service within a specified period following the Change in Control.

     The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

     Valuation. For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the NASDAQ National Market System. The closing price of the Common Stock on March 31,2000 was $42.125 per share.

     Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances per calendar year, (iii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder.

     Each outstanding option that is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities that would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

     Option Plan Amendments. The Board may amend or modify the Option Plan in any and all respects whatsoever. The approval of the stockholders will be obtained to the extent required by applicable law.

     Unless sooner terminated by the Board, the Option Plan will in all events terminate on April 30, 2005. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

     As of April 1, 2000, options covering 9,043,254 shares were outstanding under the Option Plan, 3,950,165 shares remained available for future option grant and 6,417,329 shares have been issued under the Option Plan. The expiration dates for all such options range from September 18, 2001 to March 31, 2010.

     No options have been granted on the basis of the proposed share increase. Because the Option Plan is discretionary, benefits to be received by individual optionees are not determinable. The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated individuals and groups, (i) the number of shares of Common Stock for which options have been granted under the Option Plan for the one (1)-year period ending December 31, 1999 plus the period through April 1, 2000 and (ii) the weighted average exercise price payable per share. No direct stock issuances have been made under the Option Plan to date.

                    NEW PLAN BENEFITS AND OPTION GRANT TABLE

                                                                          WEIGHTED AVERAGE
                                                           NUMBER OF      EXERCISE PRICE OF
                   NAME AND POSITION                     OPTION SHARES     GRANTED OPTION
                   -----------------                     -------------    -----------------
Lawrence L. Garlick....................................      160,000          $30.2188
Richard P. Allocco.....................................       80,000          $27.0000
Michael Dionne.........................................       70,000          $28.8393
Ron Fior...............................................       60,000          $29.1458
Matthew R. Miller......................................       70,000          $25.1607
Gary Oliver............................................      115,000          $20.8424
Executive Officers as a group (7 persons)..............      660,000          $25.1033
Non-employee directors as a group (3 persons)..........            0(1)        0
All employees, including current officers who are not
  executive officers, as a group (approximately 1065
  persons).............................................    4,358,167          $29.05569

---------------
(1) Non-employee directors are not eligible for grants under the 1995 Stock Option/Stock Issuance Plan.

                   FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS
                         GRANTED UNDER THE OPTION PLAN

     Options granted under the Option Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The excess of the fair market value of the purchased shares over the exercise price paid for the shares on the date of exercise will be includable in alternative minimum taxable income. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

     (i) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares.

     (ii) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The

Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

     Stock Issuances. The tax principles applicable to direct stock issuances under the Option Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1999 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except Mr. Mahler who filed two late reports reflecting three transactions.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR FISCAL YEAR 1999, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO REMEDY CORPORATION, 1505 SALADO DRIVE, MOUNTAIN VIEW, CALIFORNIA 94043, ATTN: INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 2001 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than December 22, 2000 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the company's proxy statement for that meeting. Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, a stockholder proposal intended to be presented at the 2001 Annual meeting of stockholders of the company must be received by the Company at its offices not later than March 3, 2001. Such stockholder proposals should be addressed to Remedy Corporation, 1505 Salado Drive, Mountain View, California 94043, Attn: Investor Relations.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ LAWRENCE L. GARLICK
                                          LAWRENCE L. GARLICK
                                          Chairman of the Board and
                                          Chief Executive Officer

Mountain View, California
April 17, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY                          REMEDY CORPORATION                          PROXY
                   1505 SALADO DRIVE, MOUNTAIN VIEW, CA 94043
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS OF REMEDY CORPORATION
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 26, 2000

   The undersigned holder of Common Stock, par value $.00005, of Remedy Corporation (the "Company") hereby appoints Lawrence L. Garlick and Ron J. Fior, or either of them, with full power of substitution in each, as proxies to cast all votes as specified in this Proxy and all Common Stock of the Company that the undersigned stockholder would be entitled to cast if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 26th, 2000 at 4:00 PM local time, at 1505 Salado Drive, Mountain View, CA 94043, and at any adjournments or postponements of the Annual Meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXY HOLDER AS TO OTHER MATTERS. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTIONS OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

   PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                               REMEDY CORPORATION

   [x]  PLEASE MARK VOTES
        AS IN THIS EXAMPLE

1. To elect the following directors             2. To ratify the appointment of        FOR    AGAINST    ABSTAIN
to serve for a term ending upon the                Ernst & Young, LLP as the           [ ]      [ ]        [ ]
2001 Annual Meeting of Stockholders                Company's independent auditors
or until their successors are                      for the fiscal year ending
elected and qualified:                             December 31, 2000.

NOMINEES: Lawrence L. Garlick,
Sheri Anderson, David A. Mahler,
Harvey C. Jones, Jr., and John F.
Shoch.

FOR   WITHHELD  For all nominees, except for    3. To approve an amendment to the      FOR    AGAINST    ABSTAIN
[ ]     [ ]     nominees written below.            Company's 1995 Stock                [ ]      [ ]        [ ]
                [ ]                                Option/Stock Issuance Plan,
                    --------------------           including an increase to the
                    Nominee exception(s).          number of shares available, as
                                                   set forth in the accompanying
                                                   proxy.


   The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

Signature:___________________ Signature (if held jointly):______________________

Date:_______, 2000

Please date and sign exactly as your name(s) is (are) shown on the share certificates to which the Proxy applies. When signing as executor, administrator, trustee, guardian, attorney-in fact or other fiduciary please give full title as such. When signing as a joint-tenant, both should sign. When signing as corporation, please sign in full corporate name by President or other authorized officer. If you sign for a partnership, please sign in partnership name by an authorized person.